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                                                                    Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Philadelphia Suburban Corporation of our report dated February 1, 2002 relating to the consolidated financial statements, which appears in Philadelphia Suburban Corporation's 2001 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Amendment No. 1 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
January 10, 2003